Exhibit 10.17

                             ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT made this 29th day of August, 1997, by and between Preferred Investment Services, Inc., with its principal place of business at One East Wacker Drive, Suite 3622, Chicago, Illinois 60601, ("Assignor") and BNC National Bank, a National Banking Association, with its principal place of business at 322 East Main Street, Bismarck, North Dakota 58501 ("Assignee").


                                 WITNESSETH:

                                      I

      Assignor, for and in consideration of the payment to Assignor by Assignee of the sum of One Dollar ($1.00) in cash, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer and convey unto Assignee and Assignee's successors and assigns, all of Assignor's right, title and interest in and to the following (collectively, the "Contracts");


      (a) All rights, privileges, and interests in the Management Agreement dated between Preferred Investment Services, Inc. and Preferred Pension Investors I-87, an Illinois Partnership, including but not limited to Assignor's right to the third quarter 1997 management fees.
      (b) All books and records, historical billing information, correspondence files, customer files or any other business records relating to or used in connection with the servicing of the contract mentioned in subparagraph (a) above.


                                      II


      Assignor represents, covenants and warrants that:


B. True, correct and complete copies of the Contract and all amendments, modifications, supplements and exhibits thereto have heretofore been provided to Assignee.


B. Assignor has not previously sold, assigned, transferred or conveyed all or any part of its right, title and interest in and to the Contract and the right, title and interest of Assignor in and to the Contract is free and clear of all security interests, pledges, chattel mortgages, liens, taxes, charges, encumbrances, counterclaims, rights of set-off and adverse claims whatsoever.


C. Assignor has full and complete right, power and authority to sell, transfer, assign and convey all of its right, title and interest in and to the Contract, and Assignor has obtained all consents


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      necessary or appropriate in order to validly and effectively sell, assign, transfer and convey to Assignee all right, title and interest of Assignor in and to the Contract.

D. The Contract has been terminated or is in default as a result of any acts or omissions of Assignor and the Contract is valid and enforceable by Assignee in accordance with its terms and the Contract is free from set-off, counterclaim and defense of any nature.

E. Assignor has not breached and is not in default under the Contract and the execution and performance of this Assignment Agreement will not constitute or result in a breach of or a default under the Contract.

F. Assignor warrants and will defend the right, title and interest of Assignor and Assignee in and to the Contract against the claims of all persons whosoever.

G. Assignor agrees that a copy of this Assignment Agreement can be relied upon as if it were an original.

                                     III

      Assignee, for and in consideration of the above assignment and the above representations, covenants and warranties of Assignor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby assume the future obligations of Assignor under the Contract and agrees to observe and perform all of the terms, covenants, conditions and provisions of the Contract therein provided to be observed and performed by Assignor from and after the date hereof, except liabilities or obligations accrued prior to the date hereof.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment Agreement as of the day and year first above written.


      "ASSIGNOR"                    "ASSIGNEE"

PREFERRED INVESTMENT                BNC NATIONAL BANK
SERVICES, INC.


By:\s\ Elliott Simon                By: \s\ Tracy J. Scott
ELLIOTT SIMON                       TRACY J. SCOTT
Its President                       Its CEO